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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

The Supervisory Board of
Infineon Technologies AG:

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Infineon Technologies AG of our report dated October 21, 2002, except for note 32 which is as of November 13, 2002, with respect to the consolidated balance sheets of Infineon Technologies AG and subsidiaries as of September 30, 2001 and 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 2002. Such consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. Our report with respect thereto appears in the Infineon Technologies AG annual report on Form 20-F for the 2002 financial year.

/s/ KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

Munich, Germany
April 30, 2003

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT